                                                                   EXHIBIT 10.17

                              [___] JANUARY 2000



         ____________________________________________________________

                              SERVICING AGREEMENT


         ____________________________________________________________


                       TULIP ASSET PURCHASE COMPANY B.V.

                                 AS PURCHASER


                            [LEVI STRAUSS _______]

                                  AS SERVICER

                                      AND

                               LEVI STRAUSS & CO

                                   AS PARENT

                                   CONTENTS

CLAUSE                                                                      PAGE
1.  DEFINITIONS...........................................................     1

2.  APPOINTMENT OF SERVICER...............................................     3

3.  THE SERVICES..........................................................     4

4.  COLLECTIONS AND THE ACCOUNTS..........................................     5

5.  COSTS, EXPENSES AND REMUNERATION......................................     6

6.  INFORMATION...........................................................     7

7.  COVENANTS OF THE SERVICER.............................................     7

8.  SERVICER'S INDEMNITY..................................................     9

9.  SERVICES NON-EXCLUSIVE................................................     9

10. TERMINATION...........................................................    10

11. CHANGE OF SERVICER....................................................    11

12. FURTHER ASSURANCE.....................................................    11

13. DISCLOSURE OF INFORMATION.............................................    13

14. NOTICES AND COUNTERPARTS..............................................    14

15. VARIATION.............................................................    14

16. ASSIGNMENT............................................................    14

17. PARTIAL INVALIDITY....................................................    14

18. NO LIABILITY AND NO PETITION..........................................    14

19. GOVERNING LAW.........................................................    15

20. JURISDICTION..........................................................    15

                                 THE SCHEDULES

The First Schedule   :  Form of Monthly Report
The Second Schedule  :  The Collection Accounts
The Third Schedule:  :  The Operating Accounts

THIS SERVICING AGREEMENT is made the [  ] day of December 1999

BETWEEN

(1) TULIP ASSET PURCHASE COMPANY B.V., a Dutch private company with limited liability having its registered office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "PURCHASER");

(2) [LEVI STRAUSS _________], a [________] company having its registered office at [________________________] RC [____] (the "SERVICER", which expression shall include any person appointed as servicer for the Purchaser for the purpose of and in accordance with this Agreement), and

(3) LEVI STRAUSS & CO. a Delaware corporation having its head office at 1155 Battery Street, San Fransisco, CA 94120, USA (the "PARENT").

WHEREAS:

(A) The Seller and the Purchaser have agreed, upon the terms and subject to the conditions of the Receivables Purchase Agreement referred to below, that the Seller may from time to time offer to sell and to assign Eligible Receivables to the Purchaser and the Purchaser shall accept any such offer upon the terms thereof.

(B) The Servicer is willing to act for the Purchaser in the performance of certain services in relation to the Purchased Receivables upon the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.1 In this Agreement and in the Recitals hereto, except so far as the context otherwise requires:

     "ACCOUNT BANK" means ABN AMRO Bank N.V. acting through its office at Amsterdam and any person appointed as Account Bank under the Accounts Administration Agreement;

     "ACCOUNTS ADMINISTRATION AGREEMENT" means the accounts administration agreement dated on or about the date hereof between ABN AMRO Bank N.V., the Purchaser and the Issuer;

     "ACCOUNTS ADMINISTRATOR" means ABN AMRO Bank N.V. acting through its office at Amsterdam and any person appointed as accounts administrator under the Accounts Administration Agreement;

     "ADVANCE" means all Advances and Same Day Advances pursuant to the Liquidity Facility Agreement and all Drawings under the Standby Letter of Credit (as in each case defined therein);

     "COLLECTION ACCOUNT" means each of the accounts set out in the Second Schedule with the Collection Account Banks utilised for the time being by the Seller and/or the Servicer in relation to Collections on the Purchased Receivables or such other account or accounts as may for the time being be in addition thereto or substituted therefor;

     "COLLECTION ACCOUNT BANKS" means each of the banks set out in the Second Schedule or such other banks as may for the time being be nominated by the Seller and/or the Servicer in addition thereto or substituted therefor;

     "CP PROGRAMME" means the commercial paper programme established by the Issuer pursuant to the Dealer Agreements;

     "DEALER AGREEMENTS" means the dealer agreements relating to the CP Programme dated on or after 1 December 1995 between the Issuer and the Dealers (as defined therein);

     "DISCOUNT PROTECTION AMOUNT" shall have the same meaning as in the Receivables Purchase Agreement;

     "DISCOUNT RESERVE LEDGER" shall have the same meaning as in the Receivables Purchase Agreement;

     "ENCUMBRANCE" means (a) any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person, or (b) any type of preferential arrangement (including any title transfer and retention arrangement) the effect of which is to give a creditor a preferential position in relation to any asset.

     "ISSUER" means Tulip Financing Corporation a company incorporated with limited liability and having its registered office at 15 East North Street, City of Dover, Kent County, Delaware, United States;

     "MONTHLY REPORT" means the monthly report delivered by the Servicer pursuant to Clause 6.2 in the form set out in the First Schedule or as otherwise agreed from time to time between the Servicer and the Purchaser;

     "NOTE" means a commercial paper note issued by the Issuer for the purpose of funding the Purchaser under the Funding Agreement and purchased by a Dealer pursuant to the Dealer Agreements and includes the commercial paper notes represented by a Note in global form;

     "OPERATING ACCOUNT" means the interest bearing accounts designated as such in the Third Schedule and operated by ABN AMRO Bank N.V. as Accounts Administrator in the name of the Purchaser at the Account Bank utilised for the time being for the purposes of the Servicing Agreement and the Accounts Administration Agreement or such other account or accounts as may for the time being be in addition thereto or substituted therefor in accordance with the provisions of the Accounts Administration Agreement;

     "PURCHASED RECEIVABLES" means any Receivables assigned, sold or transferred or purported to be assigned, sold or transferred to the Purchaser pursuant to the Receivables Purchase Agreement;

     "RECEIVABLES PURCHASE AGREEMENT" means the receivables purchase agreement dated on or about the date hereof between the Purchaser and the Seller;

     "RECORD" means, in respect of any Receivable, all Contracts, correspondence, notes of dealings and other documents, books, books of account, registers, records and other information (including, without limitation, computer programmes, tapes, discs, punch cards, data processing software and related property and rights) maintained (and recreated in the event of destruction of the originals thereof) with respect to such Receivable and the related Debtor;

     "SELLER" means [Levi Strauss __________];

     "SERVICES" means the services to be provided by the Servicer hereunder;

     "TERMINATION DATE" means the date upon which a Termination Event occurs or, if such date is not a business day, the next following business day; and

     "TERMINATION EVENT" shall have the same meaning as in the Receivables Purchase Agreement.

1.2 Any reference in this Agreement to a "BUSINESS DAY" means any day (other than a Saturday or a Sunday) on which banks are open for business in [Amsterdam or ________].

1.3  The headings in this Agreement shall not affect its interpretation.

1.4 Words denoting the singular number only shall include the plural number also and vice versa; and words denoting persons only shall include firms and corporations and vice versa.

1.5 References in this Agreement to any statutory provision shall be deemed also to refer to any statutory or other modification, re-enactment or replacement thereof or any statutory instrument, order or regulation made thereunder or under any such re-enactment.

1.6  The Schedules shall form part of this Agreement.

1.7 Terms defined in the Receivables Purchase Agreement shall unless otherwise defined herein or the context otherwise requires, bear the same meanings herein.

1.8 Save where the contrary is indicated in this Agreement, any reference in this Agreement to a time of day shall be construed as a reference to time in Amsterdam.

2.   APPOINTMENT OF SERVICER

2.1 Subject to Clause 3, until termination pursuant to Clause 10, the Purchaser hereby appoints [____________] to be the Servicer in its name and on its behalf to service, collect and administer all Purchased Receivables and perform all related functions in the same manner as it services Receivables other than the Purchased Receivables, and the Servicer hereby accepts such appointment by the Purchaser on the terms and subject to the conditions of this Agreement.

2.2 During the continuance of its appointment hereunder, the Servicer shall, subject to the terms and conditions of this Agreement have the full power, authority and right to do or cause to be done any and all things which the Servicer reasonably considers necessary, convenient or incidental to the administration of the Purchased Receivables or the exercise of the rights, powers, duties and discretions referred to in Clause 2.1 and the performance of its other duties and obligations under this Agreement.

3.   THE SERVICES

3.1 Without prejudice to the generality of Clause 2, the duties of the Servicer shall include the provision of the Services and the specific duties set out in this Agreement.

3.2  The Servicer shall:

     (a) give directions with respect to each Collection Account in respect of the transfers and payments to be made hereunder;

     (b) endeavour at its own expense to recover amounts due from Debtors in accordance with the Credit and Collection Policies and in particular (but without prejudice to the generality of the foregoing) exercise all enforcement measures concerning amounts due from Debtors. For this purpose the Servicer is hereby authorised to sue Debtors in any court in [________] or in any other competent jurisdiction for the account of the Purchaser, the Purchaser being obliged where necessary to assist the Servicer in exercising all rights and remedies under and in connection with the relevant Purchased Receivables;

     (c) keep Records, books of account and documents relating to Purchased Receivables and any receivables otherwise made or serviced by the Servicer such that the Purchased Receivables can separately be identified;

     (d) keep records for all taxation purposes, including for the purposes of value added tax;

     (e) hold all Records relating to the Purchased Receivables in its possession to the order and the benefit of the Purchaser;

     (f) assist the Purchaser in discharging any Related Security in respect of any Purchased Receivables which have been repaid; and

     (g) assist the Purchaser's auditors and provide information to them upon request.

3.3 The Servicer shall not sub-contract or delegate the performance of any of its obligations under this Agreement without the approval of the Purchaser, such approval not to be unreasonably withheld.

3.4 The Servicer shall, where its obligations hereunder have been sub-contracted in accordance with Clause 3.3 above, remain fully liable to the Purchaser to the same extent and under the same terms as if the Servicer itself was servicing the Receivables.

4.   COLLECTIONS AND THE ACCOUNTS

4.1 The Servicer hereby covenants with the Purchaser that (i) on the date hereof the Collection Accounts and the Collection Account Banks are those (and only those) set out in the Second Schedule and (ii) thereafter the Servicer shall not alter or permit any alteration to be made to the contents of the Second Schedule or to the resolutions and instructions relating to the Collection Accounts without the prior written notification to the Purchaser.

4.2 (a) The Servicer shall use all reasonable endeavours to make all Collections or to ensure payment of all sums, due under or in connection with the Purchased Receivables and Related Security on behalf of the Purchaser and will on behalf of the Purchaser enforce all covenants and obligations of Debtors due to the Purchaser in the same manner as it does in relation to its Receivables generally and, where applicable, in accordance with the Credit and Collection Policies.

     (b) The Servicer covenants with the Purchaser that it will comply with the Credit and Collection Policies in regard to each Purchased Receivable, any Related Security and the related Contract. If the Servicer shall propose to modify the Credit and Collection Policies in connection with the Purchased Receivables, it shall give prior written notice of such modification to the Purchaser and, if such modification is considered by the Servicer, in its reasonable opinion, to be material, such modification shall only take effect with the prior written consent of the Purchaser, which shall not be unreasonably withheld.

4.3 The Servicer shall procure that, in relation to each Purchased Receivable, all Collections in respect of Purchased Receivables shall be made into the Collection Accounts forthwith upon receipt by the Servicer of the amount in question (and to the extent practicable on the same day as such receipt). In respect of any Collections received by any sub-contractor appointed in accordance with Clause 3.3, the Servicer shall be deemed to receive such Collections as soon as the same have been paid to such sub-contractor.

4.4 The Servicer shall procure that, subject always to the provisions of Clause 7 of the Receivables Purchase Agreement:

     (a) prior to the giving of notice to the Servicer pursuant to Clause 10.1, on each Collection Payment Date all Collections in respect of Purchased Receivables received during the immediately preceding Collection Period shall be transferred (for same day value) into the Operating Account; and

     (b) after the giving of notice to the Servicer pursuant to Clause 10.1, all Collections in respect of Purchased Receivables shall be transferred (for same day value) on a daily basis into the Operating Account.

4.5 The Servicer hereby covenants and declares that, pending such transfer to the Operating Account, all sums paid into or otherwise standing to the credit of the Collection Accounts in relation to Purchased Receivables shall be held by it to the order and the benefit of the Purchaser and that it will give directions to the Collection Account Banks in relation to such sums on and subject to the terms of this Agreement (including, but not limited to, Clause 4) and comply with its duties and obligations hereunder.

4.6 The Servicer shall keep and maintain Records, on a Receivable by Receivable basis, for the purposes of identifying, in particular, at any time amounts paid by and to each Debtor, any amount due by or to a Debtor, the source of receipts which are paid into each Collection Account and the Operating Account, and the balance from time to time outstanding on each Collection Account with respect to each Debtor. The Servicer shall give the Purchaser notice of any material change to its administrative and operating procedures in relation to the keeping and maintaining of Records and any such material change shall only take effect with the prior written consent of the Purchaser, which shall not be unreasonably withheld.

4.7 If the Servicer receives any money whatsoever arising from the Purchased Receivables, or otherwise, which money belongs to the Purchaser or is to be paid to the Purchaser or into the Operating Account, pursuant to this Agreement or otherwise, it will hold such money to the order and the benefit of the Purchaser and will forthwith upon receipt thereof whether by the Servicer itself or any sub-contractor pay or hold the same in accordance with the relevant terms of this Agreement or as otherwise directed by the Purchaser.

5.   COSTS, EXPENSES AND REMUNERATION

5.1 The Servicer undertakes on behalf of the Purchaser, that it shall incur, for its own account, any costs, expenses and charges in connection with the enforcement of any Receivable and/or the Purchaser's rights and remedies in relation thereto and it is agreed that the Servicer shall have no recourse or claim for indemnification or payment against the Purchaser in respect of such costs, expenses and charges.

5.2 The Servicer is not entitled to any remuneration or indemnity in respect of the performance of its duties under this Agreement save as expressly provided herein. The Servicer acknowledges that the undertakings of the Purchaser under the

     Receivables Purchase Agreement constitute adequate consideration for its own undertakings hereunder.

6.   INFORMATION

6.1 The Servicer shall keep safe and shall use all reasonable endeavours to maintain Records and shall maintain either in computer readable form or in legible writing Records in relation to each Purchased Receivable. The Servicer shall keep Records in relation to the Purchased Receivables in a manner such that it is easily distinguishable from Records in relation to other receivables of which the Servicer is originator, owner or servicer.

6.2 The Servicer shall prepare the Monthly Report for the Purchaser in respect of the Purchased Receivables and shall deliver the same to the Purchaser not later than the third business day before each Collection Payment Date, provided that upon the occurrence of a Downgrade Trigger the Servicer shall deliver two Monthly Reports to the Purchaser (i) not later than the third business day before each Collection Payment Date, and (ii) on the twelfth day following the Collection Payment Date.

6.3 The Servicer shall prepare and deliver to the Purchaser such further information and/or reports, whether in writing or otherwise, as the Purchaser may reasonably require from time to time. All reports or certificates delivered by the Servicer under this Clause 6 shall be signed by an authorised signatory of the Servicer.

7.   COVENANTS OF THE SERVICER

7.1  The Servicer hereby covenants with the Purchaser that it will:

     (a) give the time and attention of a proper merchant and will exercise the due care of a proper merchant in the performance of the Services with respect to the Purchased Receivables;

     (b) ensure that the procedures that are applied by the Servicer in connection with the recovery of Collections and the management of the Purchased Receivables are the same as those applied by the Servicer in connection with receivables beneficially owned by the Seller;

     (c) consider the interests of the Purchaser the L/C Bank and the Agent in its relations with Debtors and in its exercise of any discretion arising from its performance of the Services;

     (d) obtain and keep in force all licences, approvals, authorisations and consents which may be necessary or desirable in connection with the performance of the Services;

     (e) at its expense and in a timely manner fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and Related Security documents related to the Purchased Receivables;

     (f) comply with all legal requirements in relation to all Purchased Receivables;

     (g) not terminate, amend or revoke this Agreement without the prior consent of the Purchaser the L/C Bank and the Agent;

     (h) not, without the prior consent of the Purchaser, change the Receivable Due Date relevant to a Purchased Receivable, if such change would impair the collectability of such Purchased Receivable;

     (i) not create or permit to subsist any Encumbrance over all or any of the Collection Accounts;

     (j) not sell, assign or otherwise dispose of, or create or permit to exist any Adverse Claim upon or with respect to any goods the subject of any Purchased Receivable or any Purchased Receivable or Related Contract or Related Security, or upon or with respect to any Collection Account, or assign any right to receive income in respect thereof or attempt, purport or agree to do any of the foregoing; and

     (k) except as otherwise permitted under this Agreement or under the Receivables Purchase Agreement, not without the prior consent of the Purchaser (which shall not be unreasonable withheld) extend, amend or otherwise modify the terms of any Purchased Receivable or amend, modify or waive any term or condition of any Contract related thereto,

     Provided always that the Servicer shall have no power to enter into any new contracts on behalf of the Purchaser nor to act as any form of branch, agency or representative of the Purchaser nor to direct, administer or manage any aspect of the Purchaser's business (without prejudice to the specific activities expressly contemplated in this Agreement). Equally the Servicer shall be liable only to perform the Services herein specified; the Purchaser shall have no right to direct the Servicer.

7.2 The covenants of the Servicer shall remain in force until this Agreement is terminated, but without prejudice to any right or remedy of the Purchaser arising from breach of any such covenant prior to the date of termination of this Agreement.

7.3 The Servicer shall have systems in place in relation to the Purchased Receivables that are capable of providing the information to which the Purchaser is reasonably and properly entitled pursuant to this Agreement and shall use all reasonable endeavours to maintain such systems in working order.

7.4 The Servicer hereby agrees that the Purchaser, any firm of independent auditors retained by the Purchaser and/or any other representatives of the Purchaser shall be authorised to conduct at the expenses of the Servicer an annual site visit of the premises of the Servicer, the first such visit taking place one year following the date of this Agreement, in order to:

     (a) inspect and satisfy itself or themselves that the systems are in place, maintained in working order and are capable of providing the information to which it or they are reasonably and properly entitled pursuant to this Agreement or the Receivables Purchase Agreement; and

     (b)  examine and make copies of and abstracts from all Records;

     Provided that no Records, files or other information other than to that which the Purchaser is entitled so to examine, copy or make abstracts from shall be removed from the Servicer's premises and such Records, files or other information shall remain confidential and shall not be used or disclosed or divulged to any person (except to the extent and in the circumstances permitted by this Agreement and the Receivables Purchase Agreement and in accordance with applicable law) without the prior consent of the Servicer, such consent not to be unreasonably withheld.

7.5 Notwithstanding the foregoing, the Servicer at the request of the Purchaser, shall allow reasonable access during normal business hours to any representative of the Purchaser and allow such representative to perform the duties specified in Clause 7.4 (a) and (b) hereof.

8.   SERVICER'S INDEMNITY

8.1 The Servicer shall indemnify the Purchaser and its respective directors, officers and employees against all liabilities, losses, damages, actions, proceedings and claims (and costs, demands and expenses including reasonable legal expenses incidental thereto) which may be brought against, suffered or incurred by the Purchaser, and/or such directors, officers and employees by reason of any wrongful or negligent act, default or omission by the Servicer or any director, officer, employee or agent of the Servicer (including, for the avoidance of doubt, any sub-contractor of the Servicer) in the performance of its duties hereunder.

8.2 The Servicer shall have no liability for any obligation of a Debtor under any Purchased Receivables and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of any Purchased Receivables or any Debtor.

8.3 The Servicer shall have no liability for the obligations of the Purchaser and nothing herein shall constitute a guarantee, or similar obligation, by the Servicer of the Purchaser in respect of any obligations thereof.

9.   SERVICES NON-EXCLUSIVE

     Nothing in this Agreement shall prevent the Servicer from rendering services similar to those provided for in this Agreement to other persons, firms or companies carrying on business similar to or in competition with the business of the Purchaser.

10.  TERMINATION

10.1 If any of the following events shall occur:

     (i) the Servicer and/or the Seller, so long as the Seller is Servicer, fails to make payment under this Agreement and/or the Receivables Purchase Agreement on the date such payment is due and payable as specified in such Agreement, or upon demand where no date is specified, subject to a three day grace period after notification;

     (ii) the Servicer and/or the Seller, so long as the Seller is Servicer, fails to perform any of its other obligations under this Agreement and/or the Receivables Purchase Agreement, subject to a three day grace period after notification;

     (iii) any representation or warranty in this Agreement or in any report or any information provided by the Servicer is materially false or incorrect;

     (iv) the Servicer and/or the Seller enters into a voluntary arrangement with its creditors, is declared bankrupt, is defendant in an action for its bankruptcy which remains undismissed for a period of thirty days, takes any corporate action or legal proceedings are started against it for its gerechtelijk akkoord / concordat, dissolution or liquidation, or a gerechtelijke bewindvoerder / administrateur judiciaire, sekwester / sequestre or similar officer is appointed in relation to the Servicer and/or the Seller, or any stoppage of payments (staking van betalingen / cessation de paiements) occurs;

     (v) any material adverse change occurs in the financial position or the collection procedures of the Servicer; or

     (vi) there is a default by the Seller or any of the Sellers under the Foreign RPAs in respect of any of their payment obligations to third parties in aggregate in excess of [USD 25,000,000] or its equivalent at any time;

     (vii) there is a change of control of the Servicer,

     then the Purchaser may, without prejudice to its other rights, by notice in writing to the Servicer terminate the appointment of the Servicer under this Agreement.

10.2 On and after termination of the appointment of the Servicer under this Agreement pursuant to Clause 10.1, all rights, obligations (other than liability for breaches of this Agreement by the Servicer or liability in tort on the part of the Servicer prior to such termination and the Servicer's obligations under Clauses 10.3, 12 and 13 and the Servicer's liability under Clause 8.1 with respect to the performance of its duties hereunder), authority and power of the Servicer under this Agreement shall be terminated and of no further effect.

10.3 Upon termination of the appointment of the Servicer under this Agreement pursuant to Clause 10.1, the Servicer shall forthwith deliver to the Accounts Administrator or as it shall direct the Records in its possession or under its control relating to the affairs of or belonging to the Purchaser and the Purchased Receivables and any Related Security and any other security therefor and any moneys then held by the Servicer on behalf of the Purchaser and shall take such further action as the Purchaser may reasonably direct, including (but without limitation), if so requested, granting or assigning or sub-licensing such licences in respect of intellectual property of the Servicer as may be necessary to enable the Services to be performed by a substitute servicer.

10.4 The appointment of the Servicer under this Agreement shall terminate (but without affecting any accrued rights and liabilities hereunder) at such time as (i) the Purchaser has no further interest in any of the Purchased Receivables and no further commitment under the Receivables Purchase Agreement and (ii) the Servicer is notified by the Purchaser that such is the case.

10.5 Following termination of the appointment of the Servicer the Servicer shall be entitled to receive, on the date such amounts would have fallen to be paid but for such termination, all fees and other moneys, if any, accrued up to the date of termination but shall not be entitled to any other or further compensation otherwise than pursuant to Clause 5.

11.  CHANGE OF SERVICER

     If notice is given to terminate the appointment of the existing Servicer in accordance with this Agreement and to appoint a new Servicer, the existing Servicer and the Purchaser shall execute such documents and take such actions as such new Servicer and the Purchaser may require for the purpose of vesting in such new Servicer the rights and obligations of the existing Servicer under this Agreement and releasing the existing Servicer from its future obligations under this Agreement.

12.  GUARANTEE

12.1 The Parent irrevocably and unconditionally guarantees to the Purchaser the due and punctual observance and performance of all terms, conditions and covenants on the part of the Servicer contained in this Agreement and agrees to pay from time to time on first demand any and every sum or sums of money which the Servicer is at any time liable to pay to the Purchaser under or pursuant to this Agreement and which has become due and payable but has not been paid at the time such demand is made.

12.2 The Parent irrevocably and unconditionally agrees as a primary and independent obligation to indemnify the Purchaser from time to time on demand from and against any loss incurred by the Purchaser as a result of any of the obligations of the Servicer under or pursuant to this Agreement being or becoming void, voidable, unenforceable or ineffective as against the Servicer for any reaon whatsoever, whether or not known to the Purchaser or any other person, the amount of such loss being the amount which the Purchaser would otherwise have been entitled to recover from the Servicer.

12.3 The obligations of the Parent herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Servicer under this Agreement and shall continue in full force and effect until final payment in full of all amounts owing by the Servicer hereunder total satisfaction of all the actual and contingent obligations of the Servier hereunder.

12.4 The obligations of the Parent herein contained shall not be discharged, impaired or otherwise affected by:

     (i) the winding-up, dissolution, administration or re-organisation of the Servicer or any other person or any change in its status, function, control or ownership;

     (ii) any of the obligations of the Servicer or any other person hereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

     (iii) time or other indulgence being granted or agreed to be granted to the Servicer or any other person in respect of its obligations hereunder;

     (iv) any amendment to, or any variation, waiver or release of, any obligations of the Servicer or any other person hereunder;

     (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of the obligations of the Servicer hereunder;

     (vi) any other act, event or omission which, but for this Clause 12.4, might operate to discharge, impair or otherwise affect any of the obligations of the Parent herein contained or any other rights, power or remedies conferred upon the Purchaser by the Agreement.

12.5 The Parent agrees that, so long as any amounts are or may be owed by the Servicer hereunder or the Servicer is under any actual or contingent obligations hereunder, the Parent shall not exercise any rights which the Parent may at any time have, by reason of the performance by it of its obligations hereunder:

     (i)   to be indemnified by the Servicer; or

     (ii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Purchaser hereunder.

13.  FURTHER ASSURANCE

     The parties hereto agree that they will co-operate fully to take all such further actions and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

14.  DISCLOSURE OF INFORMATION

     None of the parties hereto shall, during the continuance of this Agreement or after its termination, disclose to any person, firm or company whatsoever (except with the authority of the other parties hereto) any information which that party has acquired under or in connection with this Agreement other than:

     (a) to employees, officers or agents of any of ABN AMRO Bank N.V., the Banks under the Liquidity Facility Agreement, the Facilities, the Issuer, Standard & Poor's, Moody's, and the Dealers under the Dealer Agreements (but not, for the avoidance of doubt, holders of commercial paper issued thereunder);

     (b) in connection with any proceedings arising out of or in connection with this Agreement, any Funding Agreement, either of the Facilities or the preservation or maintenance of its rights thereunder, subject to prior notice to the Servicer;

     (c) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise subject to prior notice to the Servicer;

     (d) pursuant to any law or regulation or requirement of any governmental agency in accordance with which that party is required or accustomed to act subject to prior notice to the Servicer;

     (e) to any governmental, banking or taxation authority or competent jurisdiction subject to prior notice to the Servicer; or

     (f)   to its auditors or legal or other professional advisers,

     Provided that the above restriction shall not apply to:

     (i) employees or officers or agents of the parties referred to in (a) above any part of whose functions are or may be in any way related to this Agreement;

     (ii) information already known to a recipient otherwise than in breach of this Clause;

     (iii) information also received from another source on terms not requiring it to be kept confidential; and

     (iv) information which is or becomes publicly available otherwise than in breach of this Clause.

15.  NOTICES AND COUNTERPARTS

15.1 Each communication to be made hereunder shall (except expressly permitted otherwise) be made in writing but, unless otherwise stated, may be made by facsimile or letter.

15.2 Any communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the other specified another address) be made or delivered to that other person at the address identified with its signature below and shall be deemed to have been made or delivered (in the case of any communication made by facsimile) when despatched or (in the case of any communication made by letter) when left at that address. Any communication sent by facsimile shall be promptly confirmed by letter but the non-delivery or non-receipt of any such letter shall not affect the validity of the original facsimile communication.

15.3 Each communication and document made or delivered pursuant to this Agreement shall be in English.

15.4 This Agreement may be executed in one or more counterparts.

16.  VARIATION

     No variation of this Agreement (including this Clause 15) shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties and unless each of the Rating Agencies has confirmed in writing that the rating of the indebtedness for borrowed money issued or sold by the Issuer will not be downgraded, withdrawn or suspended as a result of such variation.

17.  ASSIGNMENT

     The Servicer may not assign its rights or transfer its obligations under this Agreement.

18.  PARTIAL INVALIDITY

     Without prejudice to any other provision hereof, if one or more provisions hereof is or becomes invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party or parties shall not, to the fullest extent permitted by applicable law, render invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other party or parties hereto. Such invalid, illegal or unenforceable provision shall be replaced by the parties with a provision which comes as close as reasonably possible to the commercial intentions of the invalid, illegal or unenforceable provision.

19.  NO LIABILITY AND NO PETITION

19.1 No recourse under any obligation, covenant, or agreement of the Purchaser contained in this Agreement shall be had against any shareholder, officer or director of the Purchaser as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Purchaser and no personal liability shall attach to or be incurred by the shareholders, officers, agents or directors of the Purchaser as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Purchaser of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder, officer, agent or director is hereby expressly waived by the Servicer as a condition of and consideration for the execution of this Agreement.

19.2 The Servicer hereby undertakes to the Purchaser that, until one year and one day has elapsed after the payment of all sums outstanding and owing under the latest maturing note under the CP Programme, it will not petition or commence proceedings for the administration or winding up (nor join any person in a petition or proceedings for the administration or winding up) of the Purchaser nor will it enforce any judgement against the Purchaser if to do so would cause the Purchaser's financial situation to become such as to make it liable to insolvency proceedings. The Servicer acknowledges that its recourse against the Purchaser in respect of any matter provided in this Agreement shall be limited at any time to the extent of the aggregate of (a) the unpaid amount of any Purchase Price Advance payable under the Receivables Purchase Agreement, and (b) the Deferred Purchase Price due, owing or payable to it thereunder at that time (but only if and to the extent that there are funds credited to the Operating Account which the Accounts Administrator is entitled in accordance with the terms of the Accounts Administration Agreement).

20.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the law of [________], and insofar as is necessary in relation to the powers and authority granted to the Servicer pursuant to Clause to sue Debtors in the courts of any jurisdiction, by the law of such jurisdiction.

21.  JURISDICTION

     Any dispute in connection with this Agreement shall be subject to the jurisdiction of the courts of Brussels.


Signed in two originals the day and year first before written.

                                  SIGNATURES


TULIP ASSET PURCHASE COMPANY B.V.


By:

Address:



Fax:

Attention:



[LEVI STRAUSS __________________]


By:

Address:



Fax:

Attention:


LEVI STRAUSS & Co


By:

Address:



Fax:

Attention:

                              THE FIRST SCHEDULE

                           [FORM OF MONTHLY REPORT]



                                 See overleaf

                              THE SECOND SCHEDULE

                            THE COLLECTION ACCOUNTS


ACCOUNT N(DEGREES).           ACCOUNT NAME            NAME AND ADDRESS OF
                                                      COLLECTION ACCOUNT BANK

                              THE THIRD SCHEDULE

                              OPERATING ACCOUNTS

                                     -20-